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                                                                   EXHIBIT 10.18


                            INDEMNIFICATION AGREEMENT


            THIS INDEMNIFICATION AGREEMENT is made the XXX day of XXX, 19XX, by and between INTERVISUAL BOOKS, INC., a California corporation (the "Company") and XXXXXX ("Indemnitee").

                                    RECITALS

            A. Indemnitee is now serving, or is considering serving, the Company, or a subsidiary of the Company, in the capacity of Director and Officer;

            B. The parties hereto acknowledge that Indemnitee's service to the Company in the capacity indicated above may expose Indemnitee to claims, lawsuits and risk of liability;

            C. The parties further recognize that the compensation or fees to Indemnitee for the performance of such services may not be commensurate with the potential risk involved; and

            D. Accordingly, as an inducement to Indemnitee to serve or to continue to serve the Company in the capacity indicated above, the company and Indemnitee desire to enter into this Agreement pursuant to which the Company undertakes to indemnify Indemnitee against such risks, to the extent that it is permitted to do so under the laws of the State of California.

            NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

            1. Definitions

                  1.1 Agent. The term "Agent" shall mean any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

                  1.2 Derivative Action. The term "Derivative Action" shall mean a Proceeding brought by or in the right of the Company to procure a judgment in favor of the Company.

                  1.3 Expenses. The term "Expenses" includes without limitation attorneys' fees and all other costs, costs of investigation and costs of legal


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actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.

                  1.4 Proceeding. The term "Proceeding" shall mean any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

            2. Indemnification

                  2.1 Direct Actions. Subject to the provisions of Section 2.3 hereof, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding, other than a Derivative Action, by reason of the fact that Indemnitee is or was an Agent of the Company, the Company shall indemnify and hold harmless Indemnitee against Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding.

                  2.2 Derivative Actions. Subject to the provisions of Section
2.3 hereof, if Indemnitee was or is a party or is threatened to be made a party to any threatened pending or completed Derivative Action by reason of the fact that Indemnitee is or was an Agent of the Company, the Company shall indemnify and hold harmless Indemnitee against Expenses, settlements and other amounts actually and reasonably incurred by Indemnitee in connection with the defendant or settlement of such action, provided, however, no indemnification shall be made under this Section 2.2 for any of the following:

                         (a) In respect to any claim, issue or matter as to
which Indemnitee shall have been adjudged to be liable to the Company in the performance of his duty to the Company and its shareholders, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnify for expenses and then only to the extent that the court shall determine;

                         (b) Amounts paid in settling or otherwise disposing of
a pending action without court approval; and

                         (c) Expenses incurred in defending a pending action
which is settled or otherwise disposed of without court approval.

                  2.3 Limitations on Indemnification. Notwithstanding the provision of Section 2.1 and 2.2 above, Indemnitee shall not be entitled to indemnification as provided therein under any of the following circumstances:

                         (a) For acts or omissions that may involve intentional
misconduct or a knowing and culpable violation of law;

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                         (b) For acts or omissions that Indemnitee believes to
be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of Indemnitee;

                         (c) For any transaction from which Indemnitee derived
an improper personal benefit;

                         (d) For acts or omissions that show a reckless
disregard for Indemnitee's duty to the Company or its shareholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing Indemnitee's duties, of a risk or serious injury to the Company or its shareholders;

                         (e) For acts or omissions that constitute an excused
pattern of inattention that amounts to an abdication of Indemnitee's duty to the Company or its shareholders;

                         (f) Involving liability of a director under Section 310
or Section 316 of the Corporations Code of the State of California;

                         (g) For any act or omission occurring prior to the date
that the Company amended its Articles of Incorporation to incorporate provisions permitted by Section 204(a)(11) of the Corporations Code of the State of California; provided, however, nothing herein shall be construed to limit the Company's ability to indemnify Indemnitee pursuant to the Company's Articles of Incorporations, Bylaws or the law of the State of California as in effect prior to such amendment;

                         (h) Under other circumstances, if any, in which
indemnity is expressly prohibited by Section 317 of the Corporations Code of the State of California; and

                         (i) Under circumstances where it is determined by a
final judgment or other final adjudication that such indemnity is in violation of law.

            3. Advancement of Expenses

                  3.1 The Company shall pay for and on behalf of Indemnitee all Expenses which Indemnitee actually and reasonably incurs in defending any Proceeding prior to the final disposition of such Proceeding; provided that, in connection with each such Proceeding, Indemnitee shall provide the Company with an undertaking, in form and substance reasonably satisfactory to the Company, to repay any such advances if it shall be determined ultimately that Indemnitee is not entitled to be indemnified hereunder or as otherwise authorized under California law. The Company shall perform its obligation under this Section 3.1 until such time as it may be determined that Indemnitee is not entitled to indemnification by virtue of one or more of the exclusions set forth in Section
2.2 or Section 2.3 hereof.


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                  3.2 Notwithstanding the provisions of Section 3.1 or any other provision of this agreement, no advance shall be made by the Company if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board or counsel at the time such determination is made, (i) Indemnitee acted in bad faith or deliberately breached his duty to the Company or its shareholders, and (ii) as a result of such actions by Indemnitee, it is more likely than not that it will ultimately be determined that Indemnitee is not entitled to indemnification under the terms of this Agreement.

            4. Agreement - Not Exclusive

            This Agreement and the Indemnification provided herein is not exclusive of and shall not diminish any other rights to which Indemnitee may be entitled under any provision of the Articles of Incorporation or Bylaws of the Company, any other indemnification agreement or insurance provided by persons or entities other than the Company, or under applicable law. Notwithstanding the foregoing, the Company shall not be liable to Indemnitee to make any payment with respect to any claim made against Indemnitee for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except with respect to any excess beyond the amount of the payment under such policy.

            5. Agreement to be Liberally Construed

            The purpose of this Agreement is to induce Indemnitee either to serve the Company, or to continue to serve the Company, in the capacity indicated in Recital A, above. The Company acknowledges that, but for this Agreement and the expectation by Indemnitee that the Company will perform each of its obligations hereunder, Indemnitee may not consent to serve or to continue to serve the Company in such capacity. Therefore, it is the intention of the Company and Indemnitee that this Agreement be liberally construed so as to achieve its purpose of protecting Indemnitee to the maximum extent permitted under California law. In the case of any amendment to or change in California law permitting the Company to indemnify Indemnitee in those situations where indemnification is currently prohibited by law as outlined in Sections 2.2 and 2.3, it is the intention of the parties hereto that the Company provide Indemnitee such broader or greater rights of indemnification than permitted to the Company prior to such amendment or change and that this Agreement be construed accordingly. The Company agrees that it will not do or fail to do any fact which would or might prevent or hinder the performance by the Company of its obligations under this Agreement.

            6. Notice and Other Indemnification Procedures

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                  6.1 Notice to Company. Promptly after receipt by the
Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof (but the failure to so notify the Company shall not relieve the Company from any liability which it may have under this Agreement, except to the extent that the Company has been prejudiced in any material respect by such failure).

                  6.2 Choice of Counsel; Conduct of Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company, unless otherwise provided below, shall be entitled to participate therein, or, upon the delivery to the Indemnitee of written notice of its election to do so, to assume the defense of such Proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld). After delivery of such notice, approval of such counsel by indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his or her own counsel in any proceeding at the Indemnitee's expense; and (ii) if (a) the employment of counsel by the Indemnitee has been previously authorized by the Company, (b) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (c) the Company shall not within a reasonable period of time, in fact, have employed counsel to assume the defense of such proceeding, Indemnitee may employ its own counsel (subject to the Company's approval thereof which shall not be unreasonably withheld) and the fees and expenses of such counsel shall be paid by the Company. Notwithstanding any of the provisions of this Agrement, the Company shall not be liable for any settlement of any claim or action effected without its written consent which consent shall not be unreasonably withheld.

            7. Severability

                  This Agreement is intended to comply in all respects with California law. In the event any provision of this Agreement is finally determined by a court of competent jurisdiction to require the Company to do or fail to do any act in violation of applicable law, such provision shall be limited or modified in its application to the extent necessary to avoid a violation of law, and as so limited or modified such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

            8. Governing Law

                  This Agreement shall be governed by and construed in accordance with California law.


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            9. Successors and Assigns

                  The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and the Indemnitee's estate, heirs and personal representatives.

            10. Modification and Waiver

                  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any provision hereof nor shall such waiver constitute a continuing waiver.

            11. Attorneys' Fees

                  In the event that any action is instituted by Indemnitee under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action the court determined that each of the material assertions made by Indemnitee as a part of such action was not made in good faith or was frivolous. In the event any action is instituted by or in the name of the Company under this Agreement or to enforce or interpret any term of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of the Indemnitee's material defenses to such action was made in bad faith or was frivolous.

            IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first above written:

                             "Company"
                             INTERVISUAL BOOKS, INC.


                              By:
                                 -----------------------------------------------
                                 Waldo H. Hunt, Chairman of the
                                 Board and Chief Executive Officer

                             "Indemnitee":


                              -------------------------------
                              XXXXX

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